UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date earliest event reported): December 19, 2007

SLM CORPORATION
(Exact name of registrant as specified in its charter)

DELAWARE (State or other jurisdiction of formation)	File No. 001-13251 (Commission File Number)	52-2013874 (I.R.S. employer Identification No.)

12061 Bluemont Way, Reston, VA 20190	20190
(Address of registrant’s principal executive offices)	(zip code)
Registrant’s telephone number including area code: (703) 810-3000
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

      Beginning on November 29, 2007, SLM Corporation (the “Corporation”) amended or closed out certain equity forward contracts. On December 19, 2007, the Corporation entered into a series of transactions with its equity forward counterparties and Citibank, N.A. to assign all of the Corporation’s remaining equity forward contracts, covering 44,039,890 shares, to Citibank, N.A. In connection with the assignment of the equity forward contracts, the Corporation and Citibank, N.A. have amended the terms of the equity forward contracts to eliminate all trigger prices (which had previously allowed the counterparty to terminate the contracts prior to their scheduled maturity date) and termination events based on the Corporation’s credit ratings. The strike price for the forward contract is $45.25. The equity forward contract is scheduled to mature on February 22, 2008. The equity forward contract gives the Corporation the option to settle the contract by full physical settlement, net share settlement or net cash settlement (with limits on physical settlement if the Corporation fails to meet a minimum consolidated tangible net worth test and limits on net share or net cash settlement if the Corporation does not have an effective registration statement covering the sale by Citibank, N.A. or an affiliate thereof of the Corporation’s common stock in connection with such net share or net cash settlement). The new Citibank equity forward contract is 100% collateralized with cash.
      Citibank, N.A. and its affiliates perform various financial advisory, investment banking and commercial banking from time to time for the Corporation and its affiliates.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

      On December 12, 2007, the Corporation filed with the Securities and Exchange Commission a Form 8-K announcing, in part, that Kevin F. Moehn, executive vice president, sales and originations, will be leaving the Corporation. On December 19, 2007, the Corporation and Mr. Moehn agreed on the terms and conditions of a separation agreement (the “Agreement”). The material terms of the Agreement are as follows. Mr. Moehn will receive a cash payment totaling $1,500,000 and a cash bonus of $285,000. For a 12-month period following his termination of employment, Mr. Moehn is eligible for the Corporation’s outplacement services, matching gift, financial planning and executive physical programs. Mr. Moehn is entitled to receive continuation of employer-provided medical benefits through June 30, 2009. In addition, Mr. Moehn has agreed to provide consulting services for 12 months following his termination of employment for a monthly fee of $16,500. Finally, the Agreement provides that Mr. Moehn will not compete with the Corporation for six months following his termination of employment and will not solicit or hire the Corporation’s employees for 24 months following his termination of employment.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SLM CORPORATION

By: /s/ C.E. ANDREWS
Name: C.E. Andrews
Title: President

Dated: December 26, 2007